EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 No. 333-262195, Post Effective Amendment to S-1 No. 333-240187, S-1 No. 333-239887, S-1 No. 333-237701, S-3 No. 333-267443, S-1 (Post Effective Amendment to S-3) No. 333-269491, S-3 No. 333-271388, S-1 (Post Effective Amendment to S-3) No. 333-270919, S-8 No. 333-264495, S-8 No. 333-254370, S-8 No. 333-250094, S-8 No. 333-237096, S-8 No. 333-230332, S-8 No. 333-227696, S-8 No. 333-269612, S-8 No. 333-273351, S-3 No. 333-284217, S-1 No. 333-283392, Post Effective Amendment to S-1 No. 333-281849, S-1 No. 333-279930, and S-8 No. 333-280786 of Catheter Precision, Inc. of our report dated March 28, 2025, (which includes an explanatory paragraph relating to the Catheter Precision, Inc.’s ability to continue as a going concern) relating to the consolidated financial statements which appear in this Form 10-K for the year ended December 31, 2024.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 28, 2025